UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     January 20, 2026

Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

6 Verdae Boulevard, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000

(Registrant's telephone number, including area code)

100 Verdae Boulevard, Suite 100, Greenville, SC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.   Results of Operations and Financial Condition.

On January 22, 2026, Southern First Bancshares, Inc., holding company for Southern First Bank, issued a press release announcing its financial results for the period ended December 31, 2025.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws.

On January 20, 2026, the Board of Directors of Southern First Bancshares (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to authorize the Nominating and Corporate Governance Committee of the Company to determine the compensation of Emeritus Directors. A copy of the Amendment to the Amended and Restated Bylaws dated January 20, 2026 is attached hereto as Exhibit 3.1.

ITEM 7.01 Regulation FD Disclosure.

A copy of a slide presentation also highlighting Southern First Bancshares, Inc. financial results for the period ended December 31, 2025 is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The slide presentation also will be available on our website, www.southernfirst.com, under the “Investor Relations” section.

ITEM 9.01.   Financial Statements and Exhibits.

(d) Exhibits	The following exhibit index lists the exhibits that are either filed or furnished with the Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws
99.1	Earnings Press Release for the period ended December 31, 2025.
99.2	Slide Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/ Christian J. Zych
Name:	Christian J. Zych
Title:	Chief Financial Officer

January 22, 2026